Exhibit 10.1
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                OMNICOM FINANCE INC. and OMNICOM FINANCE LIMITED,
                                  as Borrowers

                            364-DAY CREDIT AGREEMENT

                           Dated as of April 30, 1999

                                  ------------
                                  $750,000,000
                                  ------------

                                CITIBANK, N.A.,
                             as Administrative Agent

                                       and

                            THE BANK OF NOVA SCOTIA,
                             as Documentation Agent

                                       and

     ISTITUTO BANCARIO SAN PAOLO DI TORINO ISTITUTO MOBILIARE ITALIANO SPA,
                              as Syndication Agent
                              --------------------

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



                               TABLE OF CONTENTS(1)

Section                                                                    Page
-------                                                                    ----
Section 1.     Definitions and Principles of Construction.....................1

     1.01      Defined Terms..................................................1
     1.02      Principles of Construction....................................10

Section 2.     Amount and Terms of Loans.....................................10

     2.01      The Loans.....................................................10
     2.02      Minimum Amount of Each Borrowing..............................11
     2.03      Notice of Borrowing...........................................11
     2.04      Disbursement of Funds.........................................11
     2.05      Notes.........................................................12
     2.06      Conversions...................................................13
     2.07      Pro Rata Borrowings...........................................13
     2.08      Interest......................................................13
     2.09      Interest Periods..............................................14
     2.10      Increased Costs, Illegality, etc..............................14
     2.11      Compensation..................................................16
     2.12      Change of Applicable Lending Office...........................17
     2.13      [Intentionally Omitted].......................................17
     2.14      [Intentionally Omitted].......................................17
     2.15      [Intentionally Omitted].......................................17

Section 3.     [Intentionally Omitted].......................................17

Section 4.     Fees; Termination or Reduction of Commitments;
               Commitment Termination Date; Extension of
               Commitments; Increase of Commitments..........................17

     4.01      Fees..........................................................17
     4.02      Termination or Reduction of Commitments.......................18
     4.03      Commitment Termination Date;
               Extension of Commitments......................................18
     4.04      Increase of Commitments.......................................19

Section 5.     Prepayments; Payments.........................................20

     5.01      Voluntary Prepayments.........................................20
     5.02      Mandatory Prepayments.........................................20
     5.03      Method and Place of Payment...................................20
     5.04      Net Payments..................................................21

---------------

(1) This Table of Contents is provided for convenience only and is not part of the attached Credit Agreement.

Section 6.     Conditions Precedent..........................................22

     6.01      Effectiveness.................................................22
     6.02      Borrowings....................................................23

Section 7.     Representations, Warranties
               and Agreements................................................24

     7.01      Corporate Status..............................................24
     7.02      Corporate Power and Authority.................................25
     7.03      No Violation..................................................25
     7.04      Governmental Approvals........................................25
     7.05      Litigation....................................................25
     7.06      True and Complete Disclosure..................................26
     7.07      Use of Proceeds; Margin Regulations...........................26
     7.08      Tax Returns and Payments......................................26
     7.09      Compliance with ERISA.........................................26
     7.10      Subsidiaries..................................................27
     7.11      Compliance with Statutes, etc.................................27
     7.12      Investment Company Act........................................27
     7.13      Public Utility Holding Company Act............................27
     7.14      [Intentionally Omitted].......................................27
     7.15      Year 2000 Issues].............................................27

Section 8.     Affirmative Covenants.........................................28

     8.01      Information Covenants.........................................28
     8.02      Books, Records and Inspections................................28
     8.03      Corporate Franchises..........................................28
     8.04      Compliance with Statutes, etc.................................29
     8.05      ERISA.........................................................29
     8.06      End of Fiscal Years; Fiscal Quarters..........................29

Section 9.     Negative Covenants............................................30

     9.01      Liens.........................................................30
     9.02      Consolidation, Merger, Sale of Assets, etc....................30
     9.03      Leases........................................................30
     9.04      Indebtedness..................................................30
     9.05      Advances, Investments and Loans...............................30
     9.06      Transactions with Affiliates..................................31
     9.07      Limitation on Restrictions on Subsidiary
               Dividends and Other Distributions.............................31
     9.08      Business......................................................31
     9.09      [Intentionally Omitted].......................................31
     9.10      Dividends.....................................................31

Section 10.    Event of Default..............................................31

     10.01     Payments......................................................31
     10.02     Representations, etc..........................................32
     10.03     Covenants.....................................................32

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     10.04     Default Under Other Agreements................................32
     10.05     Bankruptcy, etc...............................................32
     10.06     ERISA.........................................................33
     10.07     Guaranty......................................................33
     10.08     Ownership of the Borrowers....................................33
     10.09     Ownership of the Guarantor....................................33
     10.10     Judgments.....................................................33

Section 11.    The Administrative Agent; Agents..............................34

     11.01     Appointment...................................................34
     11.02     Nature of Duties..............................................34
     11.03     Lack of Reliance on the Administrative Agent..................34
     11.04     Certain Rights of the Administrative Agent....................35
     11.05     Reliance......................................................35
     11.06     Indemnification...............................................35
     11.07     The Administrative Agent in its Individual Capacity...........36
     11.08     Holders.......................................................36
     11.09     Resignation By the Administrative Agent.......................36
     11.10     The Documentation Agent and the Syndication Agent.............36
     11.11     Replacement...................................................37

Section 12.    Miscellaneous.................................................37

     12.01     Payment of Expenses, etc......................................37
     12.02     Right of Setoff...............................................37
     12.03     Notices.......................................................38
     12.04     Benefit of Agreement..........................................38
     12.05     No Waiver; Remedies Cumulative................................40
     12.06     Payments Pro Rata.............................................40
     12.07     Calculations; Computations....................................41
     12.08     Governing Law; Submission to Jurisdiction; Venue..............41
     12.09     Payment Denominations.........................................41
     12.10     Counterparts..................................................42
     12.11     [Intentionally Omitted].......................................42
     12.12     Headings Descriptive..........................................42
     12.13     Amendment or Waiver...........................................42
     12.14     Survival......................................................42
     12.15     Domicile of Loans.............................................43
     12.16     Limitation on Additional Amounts, etc.........................43

                                      iii
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SCHEDULE I   - Schedule of Commitments
SCHEDULE II  - Bank Addresses and Lending Offices
SCHEDULE III - Subsidiaries of the Borrowers as of March 29, 1999

EXHIBIT A    - Form of Notice of Borrowing
EXHIBIT B    - Form of Note
EXHIBIT C-1 - Form of Opinion of Counsel (New York) - OFI and Guarantor EXHIBIT C-2 - Form of Opinion of Counsel (New York) - Banks
EXHIBIT C-3  - Form of Opinion of Counsel (New York) - OFL
EXHIBIT C-4  - Form of Opinion of Counsel (United Kingdom) - OFL
EXHIBIT D-1  - Form of Officers' Certificate - OFI
EXHIBIT D-2  - Form of Officers' Certificate - OFL
EXHIBIT D-3  - Form of Officers' Certificate - Guarantor
EXHIBIT E    - Form of Guaranty

      364-DAY CREDIT AGREEMENT, dated as of April 30, 1999 among OMNICOM FINANCE INC., a corporation organized and existing under the laws of Delaware ("OFI"); OMNICOM FINANCE LIMITED, a corporation organized and existing under the laws of England and Wales ("OFL") and, together with OFI, individually, a "Borrower" and collectively the "Borrowers"); the financial institutions listed in Schedule I (each a "Bank" and, collectively, the "Banks"); CITIBANK, N.A., acting in the manner and to the extent described in Section 11 (in such capacity, the "Administrative Agent"); THE BANK OF NOVA SCOTIA, as Documentation Agent; and ISTITUTO BANCARIO SAN PAOLO DI TORINO ISTITUTO MOBILIARE ITALIANO SPA, as Syndication Agent.

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, the Borrowers have requested the Banks, and the Banks have agreed, to extend credit to the Borrowers on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:

      Section 1. Definitions and Principles of Construction.

      1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

      "Administrative Agent's Account" shall mean such account at the relevant Payment Office as the Administrative Agent may designate in writing to the other parties hereto.

      "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of a Borrower shall include any Person that directly or indirectly owns more than 5% of such Borrower and any officer or director of such Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" shall mean this 364-day Credit Agreement, as modified, supplemented or amended from time to time.

      "Applicable Lending Office" shall mean, with respect to each Bank, (i) such Bank's Base Rate Lending Office in the case of a Base Rate Loan, and (ii) such Bank's Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan.

      "Applicable Margin" for Eurocurrency Rate Loans and "Applicable Facility Fee Rate" at any time shall mean the respective rates per annum set forth in the table below opposite the applicable Rating Level at such time:

                           Applicable Margin for
                               Eurocurrency          Applicable Facility
    Rating Level                Rate Loans                Fee Rate
    ------------                ----------                --------
    Rating Level 1                0.190%                   0.085%

    Rating Level 2                0.200%                   0.100%

    Rating Level 3                0.240%                   0.110%

    Rating Level 4                0.275%                   0.125%

    Rating Level 5                0.375%                   0.275%

provided that, if the aggregate principal amount outstanding of the Eurocurrency Rate Loans on any day exceeds 66-2/3% of the Total Commitment, the Applicable Margin for Eurocurrency Rate Loans for that day shall be 0.050% higher than the rate set forth above, when the applicable Rating Level is Rating Level 1, Rating Level 2 or Rating Level 3, and 0.100% higher than the rate set forth above, when the Applicable Rating Level is Rating Level 4 or Rating Level 5, and provided, further, that, if the Moody's Rating or the S&P Rating relates to the Guarantor Subordinated Debt, then the respective rates set forth above shall be determined by reference to the Rating Level which is one level higher than the Rating Level which would otherwise apply to such Guarantor Subordinated Debt (for which purpose, Rating Level 1 shall be the highest rating).

      "Bank" and "Banks" shall have the meaning provided in the first paragraph of this Agreement.

      "Bankruptcy Code" shall have the meaning provided in Section 10.05.

      "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% or (b) the rate of interest publicly announced by Citibank in New York, New York, from time to time, as Citibank's base rate (or, if Citibank ceases to be the Administrative Agent, the rate of interest publicly announced by the successor Administrative Agent as its prime lending rate in New York, New York, from time to time). Each change in any interest rate provided for herein as the basis for determining the Base Rate shall be taken into account for that purpose with effect at the time of such change.


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

      "Base Rate Lending Office" shall mean, with respect to each Bank, the office of such Bank specified as its "Base Rate Lending Office" opposite its name on Schedule II or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrowers and the Administrative Agent.

      "Base Rate Loan" shall mean any Loan designated or deemed designated as such by the relevant Borrower at the time of the incurrence thereof or conversion thereto by such Borrower.

      "Borrower" and "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

      "Borrowing" shall mean the borrowing of Loans of one Type from all the Banks on a given date (or the conversion of such Loan or Loans of a Bank or Banks on a given date).

      "Business Day" shall mean any day (a) on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a Borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurocurrency Rate Loan or a notice by any Borrower with respect to any such Borrowing, payment, prepayment or Interest Period, that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market.

      "Citibank" shall mean Citibank, N.A. and its successors.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Commercial Paper" shall mean commercial paper of either Borrower which is not backed by the Letter of Credit referred to in the Amended and Restated Credit Agreement dated as of May 10, 1996 amended and restated as of February 20, 1998, among OFI, OFL, ABN Amro Bank N.V., New York Branch, as Administrative Agent and Co-Arranger, Chase Securities, Inc., as Syndication Agent, ABN Amro Bank, N.V., New York Branch and Chase Manhattan Bank, as Managing Banks, and the financial institutions identified therein as the Banks, as lenders.

      "Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I hereto directly below the column entitled "Commitment," as same may be (x) reduced from time to time pursuant to Section
4.02 and/or Section 10, (y) increased pursuant to Section 4.04 and/or (z) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04(b).

      "Commitment Termination Date" shall have the meaning provided in Section 4.03.

      "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business, (y) guarantees of customary indemnification obligations in connection with acquisition agreements and (z) guarantees of earn-out payment obligations in connection with the purchase of property or services to the extent that they are still contingent. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      "Credit Documents" shall mean this Agreement, each Note and the Guaranty as modified, supplemented or amended from time to time.

      "date hereof" and "date of this Agreement" shall mean April 30, 1999.

      "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

      "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

      "ERISA Affiliate" shall mean any person (as defined in Section 3 (9) of ERISA) which together with OFI or any of its Subsidiaries would be a member of the same "controlled group" within the meaning of Section 414 (b), (m), (c) and
(o) of the Code.

      "Eurocurrency Base Rate" shall mean, with respect to the Interest Period for a Eurocurrency Rate Loan, (a) the rate per annum appearing on Page 3750 of the Dow Jones Markets (Telerate) Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) as of 11:00 a.m. (London time) on the date two Business Days prior to the first day of the Interest Period for such Loan as the London Interbank Offered Rate (as defined below) for deposits denominated in Dollars having a term comparable to such Interest Period and (if applicable) in an amount of $1,000,000 or more, or (b) if no such rate appears on such page or if such page shall cease to be publicly available or if the information appearing on such page, in the reasonable judgment of the Administrative Agent, shall cease accurately to reflect the rate offered by leading banks in the London interbank market (the "London Interbank Offered Rate") (as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the reasonable judgment of the Administrative Agent, accurately reflects the London Interbank Offered Rate), the average of the offered quotations to first-class banks in the London interbank market by each of the Reference Banks for deposits denominated in Dollars in amounts comparable to the outstanding principal amount of the Eurocurrency Rate Loan for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurocurrency Rate Loan, determined as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period; provided that, if any Reference Bank fails to provide the Administrative Agent with its aforesaid quotation, the Eurocurrency Base Rate shall be based on the quotation or quotations provided to the Administrative Agent by the other Reference Bank or Reference Banks (and rounded upward, if necessary, to the nearest whole multiple of 1/16 of 1%).

      "Eurocurrency Lending Office" shall mean, for each Bank, the office of such Bank (or of an Affiliate of such Bank) specified as such in Schedule II hereto or such other office, Subsidiary or Affiliate of such Bank as such Bank may from time to time specify as such to the Borrowers and the Administrative Agent.

      "Eurocurrency Rate" shall mean, with respect to the Interest Period for a Eurocurrency Rate Loan, the rate per annum (rounded upward if necessary to the next whole multiple of 1/100 of 1%) determined by dividing (i) the Eurocurrency Base Rate applicable to such Interest Period by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D) with comparable maturities.

      "Eurocurrency Rate Loan" shall mean any Loan designated or deemed designated as such by the relevant Borrower at the time of the incurrence thereof by such Borrower, which Loans bear interest at rates based on rates referred to in the definition of "Eurocurrency Base Rate" in this Section 1.01.

      "Event of Default" shall have the meaning provided in Section 10.

      "Existing Commitment Termination Date" shall have the meaning provided in
Section 4.03(b).

      "Existing Indebtedness" shall have the meaning provided in Section 9.04.

      "Facility Fee" shall have the meaning provided in Section 4.01(a).

      "Federal Funds Rate" shall mean a fluctuating interest rate per annum, equal for each day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Fees" shall mean all amounts payable pursuant to or referred to in
Section 4.01.

      "Foreign Subsidiary" shall mean any Subsidiary which is not organized under the laws of the United States of America, a State of the United States of America or the District of Columbia and substantially all of whose assets and business are located or conducted outside the United States of America.

      "Governmental Authority" shall mean the United States or any other nation, or any political subdivision of any thereof (whether state or local), and any government, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "Guarantor" shall mean Omnicom Group Inc., a corporation organized and existing under the laws of New York.

      "Guarantor Debt" shall mean Guarantor Senior Debt and Guarantor Subordinated Debt.

      "Guarantor Senior Debt" shall mean (i) non-credit enhanced long-term senior unsecured debt of the Guarantor or (ii) non-credit enhanced long-term senior unsecured debt of a Subsidiary of the Guarantor guaranteed by the Guarantor.

      "Guarantor Subordinated Debt" shall mean Subordinated Indebtedness (as defined in the Guaranty) of the Guarantor that is long-term, unsecured and non-credit enhanced, including (without limitation) non-credit enhanced long-term subordinated unsecured debt of a Subsidiary of the Guarantor guaranteed by the Guarantor, which guaranty qualifies as Subordinated Indebtedness (as defined in the Guaranty).

      "Guaranty" shall have the meaning provided in Section 6.01(g).

      "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money (whether by loan or issuance and sale of debt securities or otherwise) or for the deferred purchase price of property or services (other than earn-out payment obligations of such Person in connection with the purchase of property or services to the extent they are still contingent), (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder (other than letters of credit issued in support of accrued expenses and accounts payable incurred in the ordinary course of business), (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person,
(iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person.

      "Interest Determination Date" shall mean, with respect to any Eurocurrency Rate Loan, the second Business Day prior to the commencement of the Interest Period relating to such Eurocurrency Rate Loan.

      "Interest Period" shall have the meanings provided in Sections 2.09.

      "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any capital lease, but excluding any operating lease even if accompanied by a precautionary filing under the UCC).

      "Loan" shall mean shall have the meaning provided in Section 2.01(a).

      "London Interbank Offered Rate" shall have the meaning as provided in the definition of "Eurocurrency Base Rate".

      "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

      "Material Subsidiary" means a Subsidiary of the Guarantor (other than a Borrower) that alone or together with its Subsidiaries (i) as of the end of the most recently completed fiscal year of the Guarantor accounted, in terms of investments therein or advances thereto by the Guarantor and its Subsidiaries, for more than 10% of the consolidated assets of the Guarantor and its Subsidiaries, (ii) as of the end of such fiscal year owned more than 10% of the consolidated assets of the Guarantor and its Subsidiaries, or (iii) accounted in such fiscal year for more than 10% of the consolidated income of the Guarantor and its Subsidiaries from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles, all as set forth in the consolidated financial statements of the Guarantor for such fiscal year.

      "Moody's" shall mean Moody's Investors Service, Inc., or any successor thereto.

      "Moody's Rating" shall mean, as at any time, (i) the rating then currently in effect by Moody's relating to the Guarantor Senior Debt and (ii) if there is no rating then currently in effect by Moody's relating to the Guarantor Senior Debt, the rating then currently in effect by Moody's relating to the Guarantor Subordinated Debt and (iii) if there is no rating then currently in effect relating to the Guarantor Debt, the corporate credit rating (if any) then currently in effect by Moody's.

      "Note" shall have the meaning provided in Section 2.05(a).

      "Notice of Borrowing" shall have the meaning provided in Section 2.03.

      "Notice of Conversion" shall have the meaning provided in Section 2.06.

      "Notice Office" shall mean the office of the Administrative Agent located at 399 Park Avenue, New York, New York 10043, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

      "Obligations" shall mean all amounts owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

      "Payment Office" shall mean the office designated by the Administrative Agent as such to the other parties hereto.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

      "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" shall mean any multiemployer plan or single-employer plan as defined in Section 4001 of ERISA, which is maintained, or at any time during the five calendar years preceding the date hereof was maintained, for employees of OFI or by a Subsidiary of OFI or an ERISA Affiliate.

      "Rating Level 1" shall mean (a) no Specified Event of Default has occurred and is continuing and (b) the Moody's Rating is greater than or equal to Al or the S&P Rating is greater than or equal to A+.

      "Rating Level 2" shall mean (a) no Specified Event of Default has occurred and is continuing, (b) the Moody's Rating is A2 or the S&P Rating is A and (c) Rating Level 1 is not in effect.

      "Rating Level 3" shall mean (a) no Specified Event of Default has occurred and is continuing, (b) the Moody's Rating is A3 or the S&P Rating is A- and (c) neither Rating Level 1 nor Rating Level 2 is in effect.

      "Rating Level 4" shall mean (a) no Specified Event of Default has occurred and is continuing, (b) the Moody's Rating is Baa1 or the S&P Rating is BBB+ and
(c) none of Rating Level 1, Rating Level 2 or Rating Level 3 is in effect.

      "Rating Level 5" shall mean (a) there exists a Moody's Rating or S&P Rating or both but (b) none of Rating Level 1, Rating Level 2, Rating Level 3 or Rating Level 4 is in effect.

      "Reference Banks" shall mean Citibank, The Bank of Nova Scotia and Istituto Bancario San Paolo Di Torino Istituto Mobiliare Italiano S.p.A.

      "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

      "Relevant Institution" shall have the meaning provided in Section 12.02.

      "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

      "Required Banks" shall mean, at any time, Banks holding at least 66-2/3% (or more than 50% in the case of Section 10) of the Total Commitment or, if the Total Commitment has been terminated, Banks holding at least 66-2/3% (or more than 50% in the case of Section 10) of the then aggregate unpaid principal amount of the Obligations.

      "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor thereto.

      "S&P Rating" shall mean, as at any time, (i) the rating then currently in effect by S&P relating to the Guarantor Senior Debt and (ii) if there is no rating then currently in effect by S&P relating to the Guarantor Senior Debt, the rating then currently in effect by S&P relating to the Guarantor Subordinated Debt and (iii) if there is no rating then currently in effect by S&P relating to the Guarantor Debt, the corporate credit rating (if any) then currently in effect by S&P.

      "SEC" shall have the meaning provided in Section 8.01(c).

      "Specified Event of Default" shall mean (a) an Event of Default described in any of Sections 10.01(i), 10.01(ii) (in respect of interest only), 10.04 or 10.10, (b) any default by the Guarantor in the due performance or observance by it of clauses (m)(vi), (o) or (p) of Section 7 of the Guaranty, which default (x) if it occurs during any of the first three fiscal quarters of the Guarantor, shall be continuing from and after the date 30 days after the last day of the fiscal quarter in which such default occurs and
(y) if it occurs during the fourth fiscal quarter of the Guarantor, shall be continuing from and after the date 60 days after the last day of the fiscal quarter in which such default occurs, (c) the Guaranty shall cease to be in full force and effect, or (d) the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guaranty.

      "Subsidiary" shall mean, as to any Person (the "Relevant Person"), any other Persons whose financial condition and results are (or should, under U.S. generally accepted accounting principles, be) consolidated into the financial statements of the Relevant Person.

      "Taxes" shall have the meaning provided in Section 5.04.

      "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks at such time.

      "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurocurrency Rate Loan.

      "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

      "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

      "United States" and "U.S." shall each mean the United States of America.

      1.02 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

      (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in conformity with those used in the preparation of the financial statements referred to in Section 6(e) of the Guaranty.

      Section 2. Amount and Terms of Loans.

      2.01 The Loans. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Commitment severally agrees, at any time commencing on the date hereof to but not including the Commitment Termination Date, to make loans (each, a "Loan" and collectively, as the context requires, the "Loans") to each Borrower in Dollars, which Loans (i) shall, at the option of such Borrower, be Base Rate Loans or Eurocurrency Rate Loans, provided that, except as otherwise specifically provided in Section 2.10(b), all Loans comprising the same Borrowing shall at all times be of the same Type, and (ii) may be repaid, prepaid and reborrowed in accordance with the provisions hereof; provided, however, that the aggregate principal amount of Loans outstanding from any Bank shall at no time exceed (after giving effect to the use of the proceeds of any Loan then being made) an amount equal to the Commitment of such Bank at such time. More than one Borrowing may occur on the same date.

      (b) [Intentionally Omitted]

      (c) [Intentionally Omitted]

      (d) Anything in this Section 2.01 to the contrary notwithstanding, the aggregate unpaid principal amount of all Loans outstanding at the same time shall not exceed the Total Commitment at such time.

      (e) [Intentionally Omitted]

      2.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing hereunder shall be not less than $10,000,000 or a larger whole multiple of $1,000,000 for each such Loan, except as required by Section 2.10(b). Borrowings of Loans of different Types or, in the case of Eurocurrency Rate Loans, having different Interest Periods, at the same time hereunder shall be deemed separate Borrowings.

      2.03 Notice of Borrowing. Whenever either Borrower desires to make a Borrowing hereunder, it shall give the Administrative Agent notice thereof at its Notice Office by noon (New York time) on the date three Business Days prior to each Eurocurrency Rate Loan and by noon (New York time) on the date of each Base Rate Loan. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be maintained as Base Rate Loans or Eurocurrency Rate Loans and, in the case of Eurocurrency Rate Loans, the Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

      2.04 Disbursement of Funds. No later than 2:00 p.m. (New York time) on the date specified in each Notice of Borrowing for Base Rate Loans and noon (New York time) on the date specified in each Notice of Borrowing for Eurocurrency Rate Loans, each Bank will make available, through such Bank's Applicable Lending Office, its pro rata portion of each Borrowing requested to be made on such date by either Borrower under Section 2.01, in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to such Borrower at its Payment Office the aggregate of the amounts so made available by the Banks in immediately available funds. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank on demand. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the relevant Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the relevant Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, the cost to the Administrative Agent of funding the relevant amount and (ii) if recovered from such Borrower, the then applicable rate for Base Rate Loans or Eurocurrency Rate Loans, as the case may be. Nothing in this Section 2.04 shall be deemed to release any Bank from its obligation to make Loans hereunder or to prejudice any rights which the relevant Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

      2.05 Notes. (a) (a) The obligation of each Borrower to pay the principal of, and interest on, the Loans made by each Bank to such Borrower shall be evidenced by a promissory note duly executed and delivered by such Borrower substantially in the form of Exhibit B with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes").

      (b) The Note issued to each Bank shall (i) be payable to such Bank and be dated the date of this Agreement, (ii) mature, with respect to each Loan evidenced thereby, in the case of a Eurocurrency Rate Loan, on the last day of its Interest Period, and in the case of a Base Rate Loan, on the Commitment Termination Date, (iii) bear interest as provided in the appropriate clause of
Section 2.08 in respect of the Base Rate Loans and Eurocurrency Rate Loans, as the case may be, evidenced thereby and (iv) be entitled to the benefits of this Agreement and the Guaranty.

      (c) [Intentionally Omitted]

      (d) [Intentionally Omitted]

      (e) [Intentionally Omitted]

      (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the relevant Borrower's obligations in respect of such Loans.

      2.06 Conversions. Each Borrower shall have the option to convert on any Business Day all or a portion equal to at least $5,000,000 of the outstanding principal amount of the Base Rate Loans made to such Borrower pursuant to one or more Borrowings into a Borrowing of Eurocurrency Rate Loans, provided that (i) no Default or Event of Default is in existence on the date of the conversion and
(ii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings than is permitted under Section 2.01. Each such conversion shall be effected by the relevant Borrower by giving the Administrative Agent at its Notice Office prior to noon (New York time) at least three Business Days' prior notice (a "Notice of Conversion") specifying the Base Rate Loans to be so converted and the Interest Period to be applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Base Rate Loans.

      2.07 Pro Rata Borrowings. All Borrowings under this Agreement shall be incurred from the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

      2.08 Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be the Base Rate in effect from time to time.

      (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurocurrency Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during the Interest Period applicable thereto, be the Eurocurrency Rate for such Interest Period plus the Applicable Margin.

      (c) [Intentionally Omitted]

      (d) [Intentionally Omitted]

      (e) Subject to Section 12.09, overdue principal and overdue interest in respect of each Loan and any other overdue amount payable by any Borrower hereunder shall bear interest at a rate per annum equal to 2% per annum in excess of the Base Rate in effect from time to time; provided, however, that no Loan shall bear interest after maturity at a rate per annum, less than 2% in excess of the rate of interest applicable thereto at maturity.

      (f) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June,

September and December, (ii) in respect of each Eurocurrency Rate Loan, on the last day of the Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

      (g) On each Interest Determination Date, the Administrative Agent shall determine the interest rate for the Eurocurrency Rate Loans for which such determination is being made, and shall promptly notify the relevant Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

      2.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into any Eurocurrency Rate Loan, the relevant Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period or interest periods (each, an "Interest Period") applicable to such Eurocurrency Rate Loan, each of which shall, at the option of such Borrower, be a one, two, three, six or (subject to availability as determined by 100% of the Banks) nine month period, provided that: (i) all Eurocurrency Rate Loans comprising a Borrowing shall at all times have the same Interest Period except as otherwise required by
Section 2.10(b); (ii) the Interest Period for any Eurocurrency Rate Loan shall commence on the date of Borrowing of such Loan (including the date of any conversion of a Base Rate Loan into Eurodollar Rate Loan); (iii) if the Interest Period relating to a Eurocurrency Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if the Interest Period for a Eurocurrency Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and
(v) no Interest Period shall extend beyond the Commitment Termination Date.

      2.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the London interbank market for deposits in Dollars, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurocurrency Rate Loan because of (x) any change since the date hereof in any applicable law or governmental rule, regulation, order or request (whether or not having the force of law) (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order or request), such as, for example, but not limited to,
      (1) a change in the basis of taxation of payments to any Bank or its Applicable Lending office of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank or its Applicable Lending Office imposed by any jurisdiction in which its principal office or Applicable Lending Office is located) or (2) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency Rate, and/or (y) other circumstances affecting such Bank or the interbank Eurocurrency market, or the position of such Bank in such market; or

            (iii) at any time, that the making of any Eurocurrency Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Bank with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market for Dollar deposits;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrowers, accompanied by an explanation of the basis therefor, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurocurrency Rate Loans of the maturities identified by the Administrative Agent in such notice as unavailable shall no longer be available until such time as the Administrative Agent notifies the relevant Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the relevant Borrower with respect to its affected Eurocurrency Rate Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the Borrower to whom the Eurocurrency Rate Loan was made shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, certified to such Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

      (b) At any time that any Eurocurrency Rate Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower to whom such Loan was made may (and in the case of a Eurocurrency Rate Loan affected by the circumstances described in Section 2.10(a)(iii) shall) either (i) if the affected Loan is then being made initially or pursuant to a conversion cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) of the cancellation on the same date that such Borrower was notified by the Bank or the Administrative Agent pursuant to Section 2.10(a)(ii) or (iii) or (ii) if the affected Eurocurrency Rate Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, prepay the Eurocurrency Rate Loans of the affected Bank and reborrow the same as Base Rate Loans, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.10(b).

      (c) If any Bank determines at any time that any applicable law or governmental rule, regulation order or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, which shall have become effective or applicable after the date hereof, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or a holding company of which such Bank is a Subsidiary based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Borrowers shall pay to such Bank upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such holding company for the increased cost to such Bank as a result of such increase of capital; such obligations of the Borrowers shall be joint and several. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 2.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrowers, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts pursuant to this Section 2.10(c), absent manifest error.

      2.11 Compensation. Each Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurocurrency Rate Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurocurrency Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the relevant Borrower or deemed withdrawn pursuant to Section 2.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 2.04 and any prepayment made pursuant to Section 5.01 or 5.02) occurs on a date which is not the last day of the Interest Period with respect thereto; (iii) if any prepayment of any of its Eurocurrency Rate Loans is not made on any date specified in a notice of prepayment given by the relevant Borrower; or (iv) as a consequence of (x) any other default by the relevant Borrower to repay its Loans when required by the terms of this Agreement or any Note of such Bank or (y) any prepayment made pursuant to Section 2.10(b).

      2.12 Change of Applicable Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of or a payment obligation of either Borrower under Section 2.10(a)(ii) or (iii), 2.10(c) or 5.04 with respect to such Bank, such Bank will, if requested by either of the Borrowers, use its best efforts to designate another Applicable Lending Office for any Loans affected by such event, with the object of avoiding the consequence of the event giving rise to the operation of any such Section; provided that no such designation shall be made if, in the reasonable judgment of such Bank, such Bank would suffer any administrative, economic, legal, tax or regulatory disadvantage. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrowers or the right of any Bank provided in Section 2.10 or 5.04.

      2.13 [Intentionally Omitted]

      2.14 [Intentionally Omitted]

      2.15 [Intentionally Omitted]

      Section 3. [Intentionally Omitted]

      Section 4. Fees; Termination or Reduction of Commitments; Commitment Termination Date; Extension of Commitments; Increase of Commitments.

      4.01 Fees. (a) (a) The Borrowers jointly and severally agree to pay to the Administrative Agent on the dates set forth below, for distribution to the Banks, a facility fee (the "Facility Fee") for the period from the date of this Agreement until the Commitment Termination Date (or such earlier date as the Total Commitment shall have been terminated) computed at the Applicable Facility Fee Rate on the Total Commitment. Accrued Facility Fees shall be due and payable quarterly in arrears on the third Business Day of each April, July, October and January of each year, for the calendar quarter ending most recently prior to such payment date, and on the Commitment Termination Date or upon such earlier date as the Total Commitment shall be terminated.

      (b) The Borrowers jointly and severally agree to pay to the Administrative Agent on the date of this Agreement, for distribution to each Bank, such fees as may be agreed in writing between the Borrowers, the Administrative Agent and the Banks.

      (c) [Intentionally Omitted]

      (d) The Borrowers shall pay to the Administrative Agent, for its own account, such fees as may be agreed to from time to time between the Borrowers and the Administrative Agent.

      4.02 Termination or Reduction of Commitments. (a) (a) On the Commitment Termination Date, the Total Commitment (and the Commitment of each Bank) shall terminate in its entirety.

      (b) Upon at least five Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Guarantor shall have the right, without premium or penalty, to reduce or terminate the Total Commitment in whole or in part, in integral multiples of $10,000,000 or lesser whole multiples of $1,000,000; provided that any such reduction or termination must be applied to reduce the Total Commitment on a pro rata basis and (ii) no such reduction of the Total Commitment shall reduce the Total Commitment to less than the aggregate amount of the Loans then outstanding.

      4.03 Commitment Termination Date; Extension of Commitments. (a) The "Commitment Termination Date" shall be April 28, 2000 or such later date to which the Commitment Termination Date has been extended pursuant to this Section 4.03.

      (b) The Guarantor may, by notice to the Administrative Agent (which shall promptly so notify the Banks) given not earlier than 60 days and not later than 45 days before the Commitment Termination Date then in effect (the "Existing Commitment Termination Date"), request that the Banks extend the Commitment Termination Date for an additional 364 days from the Consent Date (as hereinafter defined). Such request shall be accompanied by a certificate of a senior officer of the Guarantor stating that no Default or Event of Default has occurred and is continuing and that since the date of the annual consolidated financial statements received by the Banks pursuant to Section 7(a) of the Guaranty most immediately prior to the date of such request, there has been no material adverse change in the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of the Guarantor) prospects of the Guarantor or of the Guarantor and its Subsidiaries taken as a whole. Each Bank which, in its sole discretion, agrees to so extend the Commitment Termination Date and its Commitment (an "Extending Bank") shall notify the Administrative Agent in writing of such Bank's agreement to such extension not earlier than 45 days and not later than 35 days prior to the Existing Commitment Termination Date, such notice to be revocable until the Consent Date, whereupon it will become irrevocable. Any Bank that fails to so notify the Administrative Agent shall be deemed to have declined to agree to the requested extension (such Banks, together with such Banks as shall have notified the Administrative Agent of their decision not to so extend the Commitment Termination Date and their respective Commitments, the "Non-Extending Banks"). The Administrative Agent shall promptly, and in any event not later than 30 days prior to the Existing Commitment Termination Date (the "Consent Date"), notify the Guarantor of the Banks' respective decisions.

      (c) The Guarantor shall have the right, during the period commencing on the Consent Date and ending three Business Days prior to the Existing Commitment Termination Date (the "Determination Date"), to replace the Commitments of the Non-Extending Banks with such additional Commitments as the Extending Banks may irrevocably agree, by notice to the

Administrative Agent, to make. The Administrative Agent shall promptly give the Guarantor notice of any such irrevocable agreement. If the aggregate amount of such additional Commitments from Extending Banks is less than the aggregate amount of the Commitments of the Non-Extending Banks, the Guarantor shall have the right to add to this Agreement one or more new banks to replace such difference in Commitments (each Extending Bank so agreeing and each such new bank, an "Additional Commitment Bank"). Each Additional Commitment Bank shall enter into an agreement in form and substance satisfactory to the Guarantor and the Administrative Agent pursuant to which such Additional Commitment Bank shall, effective as of the Existing Commitment Termination Date, have undertaken a Commitment (which, if such Additional Commitment Bank is an Extending Bank, shall be in addition to such Extending Bank's Commitment hereunder on such date).

      (d) If on the Determination Date (i) the sum of the total Commitments of the Extending Banks and the total Commitments of the Additional Commitment Banks is more than 50% of the Commitments in effect immediately prior to the Existing Commitment Termination Date and (ii) no Default or Event of Default has occurred and is continuing, then, effective as of the Existing Commitment Termination Date, the Commitment Termination Date shall be extended to the date 364 days after the Consent Date (except that, if the date to which the Commitment Termination Date is to be extended is not a Business Day, the Commitment Termination Date as so extended shall be the next preceding Business Day) and each Additional Commitment Bank shall thereupon become a "Bank" for all purposes of this Agreement, the Commitment of each Additional Commitment Bank which is an Extending Bank shall be increased in accordance with its agreement referred to in Section 4.03(c) and the respective Commitments of the other Extending Banks shall continue to be as they were before such extension became effective. The Administrative Agent shall promptly give the Banks, the Borrowers and the Guarantor written notice of each extension effected pursuant to this Section 4.03, the post-extension levels of the Commitments of the various Banks and the Commitment Termination Date as extended.

      (e) The Commitment of each Non-Extending Bank shall terminate on the Existing Commitment Termination Date and each Non-Extending Bank shall be paid in full all amounts owing to it hereunder and remaining unpaid on or before the Existing Commitment Termination Date.

      4.04 Increase of Commitments. The Guarantor shall have the right, at any time prior to the then Existing Commitment Termination Date, to effect an increase or increases in the Total Commitment to any amount up to $900,000,000; provided that (i) no Default or Event of Default has occurred and is continuing; and (ii) one or more of the existing Banks agree, but are not required to agree, to increase their respective Commitments hereunder and/or one or more new banks, satisfactory to the Guarantor and reasonably satisfactory to the Administrative Agent, agree to provide Commitments hereunder. Notice from the Guarantor requesting such increase shall be given to the Banks, with a copy to the Administrative Agent, at least three Business Days before the proposed effective date for such increase. An increase in the Total Commitments pursuant to this Section 4.04 shall not, however, be permitted if the Total Commitment shall have been reduced pursuant to Section 4.02(b) during the preceding four months.

      Section 5. Prepayments; Payments.

      5.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent at its Notice Office at least two Business Days' prior notice (in the case of Eurocurrency Rate Loans) and same-day prior notice (in the case of Base Rate Loans) of its intent to prepay the Loans, the amount of such prepayment, the Types of Loans to be prepaid, and, in the case of Eurocurrency Rate Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 in the case of Base Rate Loans and $5,000,000 in the case of Eurocurrency Rate Loans; provided that no partial prepayment made pursuant to any Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000 in the case of Base Rate Loans and $5,000,000 in the case of Eurocurrency Rate Loans; (iii) prepayments of Eurocurrency Rate Loans made pursuant to this Section 5.01 may only be made if at the time of such prepayment such Borrower shall have paid in full all amounts requested by any of the Banks pursuant to Section 2.11; and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

      5.02 Mandatory Prepayments. (a) [Intentionally omitted]

      (b) [Intentionally Omitted]

      (c) On any day on which the aggregate outstanding principal amount of the Loans (after giving effect to all other repayments of any of such Loans on such date) exceeds the Total Commitment as then in effect, the Borrowers shall prepay principal of the Loans in an amount equal to such excess; provided that any such prepayment shall be applied first to Base Rate Loans outstanding and second to Eurocurrency Rate Loans outstanding.

      (d) With respect to each prepayment of Loans required by this Section 5.02, the Borrowers may, subject to Section 2.01(c), designate the specific Borrowing or Borrowings to which the prepayment shall be applied; provided that each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans in such Borrowing. In the absence of a designation by the Borrowers as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

      5.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for account of the Bank or Banks entitled thereto not later than 3:00 p.m. (New York City time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

      5.04 Net Payments. (a) All payments made by the Borrowers hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the net income of a Bank pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office or Applicable Lending Office of such Bank is located ("Excluded Taxes") and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). The Borrowers shall reimburse each Bank, upon the written request of such Bank, for Excluded Taxes in respect of amounts paid to or on behalf of such Bank pursuant to the preceding sentence. If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrowers will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers will indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

      (b) Each Bank shall designate an Applicable Lending Office that, on the date of this Agreement or (in the case of any Person that becomes a Bank hereunder by means of an assignment) on the date that such Bank becomes a party hereto, is entitled to a zero rate of (i) United States withholding tax on all payments made hereunder by OFI and (ii) United Kingdom withholding tax on all payments made hereunder by OFL. On the date of this Agreement, each Bank organized under the laws of a jurisdiction outside the United States has provided OFI with the forms prescribed by the Internal Revenue Service of the United States (currently Form 4224 or Form 1001) certifying such Bank's exemption from United States withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes as at the date of such certificate. Within thirty (30) days after the date of this Agreement, each Bank organized under the laws of a jurisdiction outside the United Kingdom shall request, and shall provide to OFL as soon as received, the notice issued by the Department of Inland Revenue of the United Kingdom (currently Form 242/FD) certifying such Bank's exemption from United Kingdom withholding taxes with respect to all payments to be made to such Bank hereunder and under the Notes as at the date of such certificate. Each Bank shall provide such forms (or appropriate replacement forms) on an updated basis from time to time if requested by OFI in the case of United States forms and by OFL in the case of United Kingdom forms. Unless the Borrowers have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, (a) OFI shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States, and (b) OFL shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United Kingdom. If any Bank organized under the laws of a jurisdiction outside the United States fails to provide OFI, or if any Bank organized under the laws of a jurisdiction outside of the United Kingdom fails to provide OFL, with the prescribed forms referred to in the second, third and fourth sentences of this Section 5.04(b), and notwithstanding Section 12.15 hereof, the Borrowers shall not be required to compensate such Bank under Section 5.04(a) for the amount of taxes withheld pursuant to the immediately preceding sentence; provided that this sentence shall be inapplicable to any Bank that is not able to make the certification set forth in such prescribed forms as a result of a change in United States federal, or United Kingdom, income tax law, regulation or interpretation occurring after the date of this Agreement, or to an amendment, modification or revocation of an applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case, occurring after the date hereof.

      Section 6. Conditions Precedent.

      6.01 Effectiveness. The effectiveness of each Bank's Commitment under this Agreement is subject to the satisfaction of the following conditions on the date of this Agreement or such other date as is specified below:

      (a) Notes. There shall have been delivered to the Administrative Agent for account of each of the Banks the Note which is to evidence such Bank's Loans.

      (b) Opinions of Counsel. For OFI, the Administrative Agent shall have received (i) from Dewey Ballantine LLP, special New York counsel to the Borrowers and the Guarantor, an opinion addressed to each of the Banks substantially in the form of Exhibit C-1 (some of which matters may, with the consent of the Administrative Agent, be opined upon by the General Counsel of the Guarantor), and covering such other matters incident to the transactions contemplated herein as any Bank may reasonably request, and (ii) from Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Citibank, an opinion addressed to each of the Banks substantially in the form of Exhibit C-2 and covering such other matters incident to the transactions contemplated herein as any Bank may reasonably request; for OFL, the Administrative Agent shall have received (i) from Dewey Ballantine LLP, special New York counsel to the Borrowers and the Guarantor, an opinion addressed to each of the Banks substantially in the form of Exhibit C-3 and covering such other matters incident to the transactions contemplated herein as any Bank may reasonably request and (ii) from Macfarlanes, special English counsel to OFL, an opinion addressed to each of the Banks substantially in the form of Exhibit C-4 and covering such other matters incident to the transactions contemplated herein as any Bank may reasonably request.

      (c) Corporate Documents; Proceedings. (i) For OFI, the Administrative Agent shall have received a certificate, signed by the President, the Chief Financial Officer, any Vice President, the Treasurer or any Assistant Treasurer of OFI, and attested to by the Secretary or any Assistant Secretary thereof, in the form of Exhibit D-1 with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of OFI and the resolutions of such Borrower referred to in such certificate.

      (ii) For OFL, the Administrative Agent shall have received a certificate, signed by a director of OFL in the form of Exhibit D-2, with appropriate insertions, together with copies of the organizational documents of OFL and the resolutions of OFL referred to in such certificate.

      (iii) The Administrative Agent shall have received a certificate, signed by the President, the Chief Financial Officer, any Vice President, the Treasurer or the Assistant Treasurer of the Guarantor and attested to by the Secretary or any Assistant Secretary of the Guarantor, in the form of Exhibit D-3, with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of the Guarantor and the Resolutions of the Guarantor referred to in such Certificate.

      (iv) For each Borrower, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which any Bank reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

      (d) [Intentionally Omitted]

      (e) [Intentionally Omitted]

      (f) [Intentionally Omitted]

      (g) Guaranty. The Guarantor shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit E (as modified, supplemented, or amended from time to time, the "Guaranty"), and the Guaranty shall be in full force and effect as of the date of this Agreement.

      (h) [Intentionally Omitted]

      (i) [Intentionally Omitted]

      (j) Fees Paid. All Fees payable under this Agreement to the Banks on the date of this Agreement shall have been paid by the Borrowers.

      6.02 Borrowings. Each Borrowing of each Borrower is subject (except and to the extent hereinafter indicated) to the satisfaction of the following conditions with each

Borrowing constituting a representation and warranty by such Borrower that the conditions specified in paragraph (c) below are then satisfied:

      (a) [Intentionally Omitted]

      (b) No Default; Representations and Warranties. At the time of each Borrowing (other than a Borrowing of a Eurocurrency Rate Loan which, if given effect, would not increase the aggregate amount of outstanding Eurocurrency Rate Loans of any Bank) and also after giving effect thereto (i) there shall exist no Default and (ii) all representations and warranties contained herein or in the other Credit Documents (except the third sentence of Section 6(e) of the Guaranty) shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing, other than representations and warranties stated to be correct as of a date certain which shall have been true and correct in all material respects on such date certain.

      (c) Subsequent Legal Opinions. If, at the time of any Borrowing for either Borrower, any Bank shall have requested same, the Administrative Agent shall have received from Dewey Ballantine LLP, special New York counsel to the Borrowers and the Guarantor, and/or Macfarlanes, special English counsel to OFL, or such other counsel as shall be reasonably satisfactory to the Required Banks, an opinion in form and substance satisfactory to the Banks, addressed to the Banks, and dated the date of such Borrowing, covering, specifically, such of the matters set forth in the opinions of counsel required to be delivered pursuant to Section 6.01(b) above with respect to such Borrowing of such Borrower as the requesting Bank shall specify.

      (d) Guaranty. The Guaranty shall be in full force and effect as of the date of each Borrowing.

      (e) [Intentionally Omitted]

      The acceptance of the benefits of each Borrowing shall constitute a representation and warranty by such Borrower to each of the Banks that all the conditions specified in Section 6.02(b) above exist as of that time. All the Notes, certificates, legal opinions and other documents and papers referred to in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Banks.

      Section 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, each Borrower (but only OFI with respect to Section 7.09) makes the following representations, warranties and agreements as to itself as of the date of this Agreement, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans.

      7.01 Corporate Status. Each of the Borrowers and its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or of such Borrower and its Subsidiaries taken as a whole.

      7.02 Corporate Power and Authority. Each Borrower has the corporate power to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Such Borrower has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

      7.03 No Violation. Neither the execution, delivery or performance by either Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which such Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation, By-Laws or other comparable corporate charter documents of such Borrower or any of its Subsidiaries.

      7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date hereof), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document to which each Borrower is a party or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

      7.05 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of either Borrower threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or of such Borrower and its Subsidiaries taken as a whole.

      7.06 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of each Borrower in writing to any Bank (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Borrower in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and does not or will not omit to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

      7.07 Use of Proceeds; Margin Regulations. All proceeds of each Loan shall be used by each Borrower for general corporate purposes, including the repayment of maturing Commercial Paper of such Borrower and acquisitions. No part of the proceeds of any Loan will be used by such Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation T, U or X of the Board of Governors of the Federal Reserve Board. Not more than 25% of the value of the assets of such Borrower or such Borrower and its Subsidiaries subject to the restrictions contained in Section 9 of this Agreement constitute Margin Stock and, at the time of each Borrowing, not more than 25% of the value of the assets of such Borrower or such Borrower and its Subsidiaries subject to the restrictions contained in Section 9 of this Agreement will constitute Margin Stock. Notwithstanding the foregoing provisions of this Section 7.07, each Borrower will not use the proceeds of any Loan to purchase the capital stock of any corporation in a transaction, or as part of a series of transactions, (i) the purpose of which is, at the time of any such purchase, to acquire control of such corporation or (ii) the result of which is the ownership by the Guarantor and its Subsidiaries (including, without limitation, such Borrower) of 10% or more of the capital stock of such corporation, in either case if the Board of Directors of such corporation has publicly announced its opposition to such transaction.

      7.08 Tax Returns and Payments. Each of the Borrowers and its Subsidiaries has filed all tax returns required to be filed (taking into account all valid extensions) by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. Each Borrower and its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all Federal and state income taxes or income tax imposed by any other relevant jurisdiction applicable for all prior fiscal years and for the current fiscal year to the end of the fiscal quarter immediately preceding the date hereof.

      7.09 Compliance with ERISA. Each Plan is in substantial compliance with ERISA; no Plan is insolvent or in reorganization, no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of
Section 412 of the Code; neither OFI or any Subsidiary or ERISA Affiliate of OFI has incurred any material liability to or on account of a Plan pursuant to Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or expects to incur any liability under any of the foregoing sections on account of the termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to OFI or any of its Subsidiaries of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of OFI or any of its Subsidiaries exists or is likely to arise on account of any Plan; and OFI and its Subsidiaries may terminate contributions to any other employee benefit plans maintained by them without incurring any material liability to any Person interested therein.

      7.10 Subsidiaries. As of March 29, 1999, the corporations listed on
Schedule III are the only Subsidiaries of the Borrowers. Schedule III correctly sets forth, as of March 29, 1999, the percentage ownership (direct and indirect) of the Borrowers in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

      7.11 Compliance with Statutes, etc. Each of the Borrowers and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, if the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or of such Borrower and its Subsidiaries taken as a whole.

      7.12 Investment Company Act. Neither Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      7.13 Public Utility Holding Company Act. Neither Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate," of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      7.14 [Intentionally Omitted]

      7.15 Year 2000 Issues. The Borrowers have reviewed the mission critical systems in the operations of the Guarantor and its Subsidiaries with a view to assessing the potential impact of the Year 2000 Problem on the businesses of the Guarantor and its Subsidiaries. Based on such review and on actions being taken as part of the Guarantor's Year 2000 program, the Borrowers have no reason to believe that a material adverse effect on the Guarantor and its Subsidiaries taken as a whole will result from a Year 2000 Problem. For purposes of this Section, "Year 2000 Problem" means any significant risk that computer hardware or software used in the business or operations of the Guarantor and its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

      Section 8. Affirmative Covenants. Each Borrower (but only OFI with respect to Section 8.05) covenants and agrees as to itself that on and after the date hereof and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

      8.01 Information Covenants. Each Borrower will furnish to each Bank:

      (a) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7(a)(i) and (ii) of the Guaranty, a certificate of the chief financial officer of such Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

      (b) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental proceeding pending (x) against such Borrower or any of its Subsidiaries which could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or such Borrower and its Subsidiaries taken as a whole or (y) with respect to any Credit Document.

      (c) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which such Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC").


      (d) Other Information. From time to time, such other information or documents (financial or otherwise) as any Bank may reasonably request.

      8.02 Books, Records and Inspections. Each Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Bank to visit and inspect, under guidance of officers of such Borrower or such Subsidiary, any of the properties of such Borrower or such Subsidiary, and to examine the books of record and accounts of such Borrower or such Subsidiary and discuss the affairs, finances and accounts of such Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Bank may request.

      8.03 Corporate Franchises. Each Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 8.03 shall prevent (i) the withdrawal by such Borrower or any of its

Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or such Subsidiary or
(ii) any merger involving such Borrower or any of its Subsidiaries to the extent permitted by Section 7(j) of the Guaranty.

      8.04 Compliance with Statutes, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or (to the knowledge of such Borrower) prospects of such Borrower or of such Borrower and its Subsidiaries taken as a whole.

      8.05 ERISA. As soon as possible and, in any event, within 10 days after OFI or any of its Subsidiaries or ERISA Affiliates knows or has reason to know any of the following, OFI will deliver to each of the Banks a certificate of the chief financial officer of OFI setting forth details as to such occurrence and such action, if any, which OFI, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by OFI, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan, that a Plan has been or may be terminated via a "distress termination" as referred to in Section 4041(c) of ERISA, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA, that proceedings may be or have been instituted by the PBGC to terminate a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan, or that OFI, any of its Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4201 or 4204 of ERISA. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of notices received by OFI or any of its Subsidiaries required to be delivered to the Banks hereunder shall be delivered to the Banks no later than 10 days after the later of the date such notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by OFI or such Subsidiary.

      8.06 End of Fiscal Years; Fiscal Quarters. Each Borrower shall cause (i) each of its, and each of its Subsidiary's, fiscal years to end on December 31 and (ii) each of its, and each of its Subsidiary's, fiscal quarters to end on March 31, June 30, September 30 and December 31.

      Section 9. Negative Covenants. Each Borrower covenants and agrees, as to itself, that on and after the date hereof and until the Total Commitment has terminated and the Loans and Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

      9.01 Liens. Such Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of Liens expressly permitted under Section 7(i) of the Guaranty.

      9.02 Consolidation, Merger, Sale of Assets, etc. Such Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of its Subsidiaries so to do any of the foregoing, except that such Borrower and its Subsidiaries may take any of the foregoing actions to the extent expressly permitted under Section 7(j) of the Guaranty.

      9.03 Leases. Such Borrower will not enter into or permit any Subsidiary to enter into any agreements to rent or lease any real or personal property (excluding capitalized leases) except in the ordinary course of business.

      9.04 Indebtedness. Such Borrower will not permit any of its Subsidiaries to contract, create, incur, assume or suffer to exist any Indebtedness, except
(i) Indebtedness listed on Schedule II to the Guaranty ("Existing Indebtedness"), (ii) accrued expenses and current trade accounts payable incurred in the ordinary course of business, and obligations under trade letters of credit incurred by such Subsidiaries in the ordinary course of business, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by such Subsidiary and (iii) obligations under letters of credit incurred by such Subsidiaries in the ordinary course of business in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation and (iv) Indebtedness of Subsidiaries of such Borrower to the extent permitted under Section 7(1) of the Guaranty.

      9.05 Advances, Investments and Loans. Such Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except as expressly permitted under Section 7(m) of the Guaranty.

      9.06 Transactions with Affiliates. Such Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Borrower, other than on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

      9.07 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. Such Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by such Borrower or any Subsidiary of such Borrower, or pay any Indebtedness owed to such Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or (c) transfer any of its properties or assets to such Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement or any other Credit Document and (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower.

      9.08 Business. Such Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business in which it is engaged on the date hereof and any other reasonably related businesses.

      9.09 [Intentionally Omitted]

      9.10 Dividends. Such Borrower will not declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Borrower now or hereafter outstanding (or any options or warrants issued by such Borrower with respect to its capital stock); provided that such Borrower may take any of the foregoing actions so long as no Default or Event of Default exists or would result therefrom.

      Section 10. Event of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

      10.01 Payments. (i) Any principal of any Loan or any Note shall not have been paid when due or (ii) any interest on any Loan or any Note or any Fees or any other amounts owing hereunder or under any Note with respect thereto shall not have been paid when due and such payment failure shall continue unremedied for three or more Business Days; or

      10.02 Representations, etc. Any representation, warranty or statement made by either Borrower or the Guarantor herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

      10.03 Covenants. Either Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(b)(i), 8.06 or 9 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections
10.01 and 10.02 and clause (i) of this Section 10.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to such Borrower by the Administrative Agent or any Bank; or

      10.04 Default Under Other Agreements. Either Borrower, the Guarantor or any of their Subsidiaries shall (i) default in any payment of any Indebtedness in excess of $15,000,000 in the aggregate (other than the Notes) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of any such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of either Borrower, the Guarantor or any of their Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

      10.05 Bankruptcy, etc. Either Borrower, the Guarantor or any Material Subsidiary shall commence a voluntary case concerning itself under the United States Bankruptcy Code (the "Bankruptcy Code"); or an involuntary case is commenced against either Borrower, the Guarantor or any Material Subsidiary, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of either Borrower, the Guarantor or any Material Subsidiary; or either Borrower, the Guarantor or any Material Subsidiary commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to such Borrower, the Guarantor or such Material Subsidiary; or there is commenced against either Borrower, the Guarantor or any Material Subsidiary any such proceeding which remains undismissed for a period of 60 days; or either Borrower, the Guarantor or any Material Subsidiary is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or either Borrower, the Guarantor or any Material Subsidiary suffers any appointment of any custodian or the like for it or all or substantially all of its property to continue undischarged or unstayed for a period of 60 days; or either Borrower, the Guarantor or any Material Subsidiary makes a general assignment for the benefit of creditors; or any corporate action is taken by either Borrower, the Guarantor or any Material Subsidiary for the purpose of effecting any of the foregoing; or

      10.06 ERISA. Any Plan shall fail to maintain the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan is, shall have been or is likely to be terminated or the subject of termination proceeding under ERISA, any Plan shall have an Unfunded Current Liability, or OFI or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under
Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events the imposition of a Lien upon the assets of the Borrowers, the Guarantor or any of their Subsidiaries, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, which, in the opinion of the Required Banks, will have a material adverse effect upon the business operations, property, assets, condition (financial or otherwise) or prospects of the Borrowers, the Guarantor, the Borrowers and their Subsidiaries taken as a whole or the Guarantor and its Subsidiaries taken as a whole; or

      10.07 Guaranty. The Guaranty or any provision thereof shall cease to be in full force or effect; or the Guarantor shall deny or disaffirm the Guarantor's obligations under the Guaranty; or the Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty (other than those referred to in Sections 7 (a) - (g) , (1) or (m) of the Guaranty) ; or the Guarantor shall default in the due performance or observance of any term, covenant or agreement contained in Sections 7 (a) - (g) , (1) or (m) of the Guaranty and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by either the Administrative Agent or any Bank; or

      10.08 Ownership of the Borrowers. The Guarantor shall cease to own, directly or indirectly, all of the capital stock of the Borrowers free and clear of all Liens, adverse claims and rights of third parties; or

      10.09 Ownership of the Guarantor. (i) In any twelve month period, 40% or more of the members of the full Board of Directors of the Guarantor shall have resigned or been removed or replaced, or (ii) the acquisition, whether directly or indirectly, by any Person or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than an employee benefit or stock ownership plan of the Guarantor) of more than 30% of the voting stock of the Guarantor shall have occurred; or

      10.10 Judgments. One or more judgments or decrees shall be entered against either of the Borrowers, the Guarantor or any of their Subsidiaries involving in the aggregate for the Borrowers, the Guarantor and their Subsidiaries a liability (not paid or fully covered by insurance) of $15,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days after the entry thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may and, upon the written request of the Required Banks, shall, by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against the Borrowers (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrowers, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank to make Loans hereunder shall forthwith terminate immediately and any Facility Fees and all other Fees shall forthwith become due and payable without any other notice of any kind; and/or
(ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

      Section 11. The Administrative Agent; Agents.

      11.01 Appointment. The Banks hereby designate Citibank as Administrative Agent, to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

      11.02 Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Guaranty. Neither the Administrative Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein.

      11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make its own independent investigation and appraisal of the financial condition and affairs of the Borrowers and the Guarantor in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and, except as expressly provided in this Agreement, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrowers or the Guarantor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrowers or the Guarantor or the existence or possible existence of any Default or Event of Default.

      11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

      11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

      11.06 Indemnification. To the extent the Administrative Agent is not reimbursed by the Borrowers, the Banks will reimburse the Administrative Agent on demand, in proportion to their respective percentages used in determining the Required Banks at such time, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses) or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The obligations of the Banks under this Section 11.06 shall survive the termination of this Agreement.

      11.07 The Administrative Agent in its Individual Capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers or any Affiliate of the Borrowers as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

      11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

      11.09 Resignation By the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrowers and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

      (b) Upon any such notice of resignation, the Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

      (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers, may then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

      (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

      11.10 The Documentation Agent and the Syndication Agent. The Documentation Agent and the Syndication Agent so named in this Agreement shall have no rights or obligations under this Agreement in their respective capacities as the Documentation Agent and the Syndication Agent.

      11.11 Replacement. The Guarantor may, with the consent of the Required Banks, replace the Bank which is acting in the capacity of Administrative Agent, but solely with respect to such capacity.

      Section 12. Miscellaneous.

      12.01 Payment of Expenses, etc. The Borrowers shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses (x) of the Administrative Agent (including, without limitation, the fees and disbursements of Milbank, Tweed, Hadley & McCloy LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver of consent relating hereto or thereto and (y) of the Administrative Agent and each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the fees and disbursements of counsel for the Administrative Agent and for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each of the Administrative Agent and each Bank, its affiliates and their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use or proposed use of the proceeds of any Loans or the consummation of any transactions contemplated herein or in any other Credit Document, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

      12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank and the Administrative Agent (each, together with its affiliates, a "Relevant Institution") is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Relevant Institution (including, without limitation, by branches and agencies of such Relevant Institution wherever located) to or for the credit or the account of a Borrower against and on account of the Obligations and liabilities of such Borrower to such Relevant Institution under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Relevant Institution (if a "Bank") pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Relevant Institution shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

      12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrowers, at their respective addresses specified opposite their signatures below; if to any Bank, at its Base Rate Lending Office specified opposite its name on Schedule II; if to the Administrative Agent, at its Notice Office; or, as to the Borrowers or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and notices and communications sent by mail to any party, shall not be effective until received.

      12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrowers may not assign or transfer any of their respective rights or obligations hereunder without the prior written consent of the Banks; and provided, further, that, although any Bank may transfer, assign or grant participations in its rights hereunder and under the Notes, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign its Commitment hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided, further, that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver requires the consent of 100% of the Banks, as provided in Section 12.13. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.10, 2.11 and 5.04 of this Agreement to the extent that such Bank would be entitled to such benefits if the participation had not been transferred, granted or assigned. Promptly following the consummation of any participation pursuant to this Section 12.04(a), the Bank entering into such participation shall promptly notify the Borrowers thereof.

      (b) Notwithstanding the foregoing, any Bank may, with prior written consent of the Guarantor (whose consent shall not be unreasonably withheld), assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate of its Commitment (and related outstanding principal amount of Loans) hereunder to one or more commercial banks or other financial institutions engaged in the business of lending money or acquiring debt securities; provided that (i) at such time Schedule I hereto shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the expense of the Borrower that issued the Note, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 2.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and (iii) the Administrative Agent shall receive at the time of each such assignment, from the assigning or the assignee Bank, the payment of a non-refundable assignment fee of $3,000. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 2.10, 2.11 or 5.04 greater than those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such greater increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignments).

      (c) [Intentionally Omitted]

      (d) Notwithstanding anything to the contrary contained herein, each Bank shall be entitled to pledge its Loans and/or Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

      (e) Notwithstanding anything to the contrary contained herein, subject to the prior written consent of the Guarantor (which shall not be unreasonably withheld), any Bank (a "Granting Bank"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent, the Guarantor and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails or is unable to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable for so long as, and to the extent, the Granting Bank provides such indemnity or makes such payment. In furtherance of the foregoing, each Borrower and the Guarantor hereby agree (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

      12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or the holder of any Note in exercising any right, power or privilege hereunder under any other Credit Document and no course of dealing between the Borrowers, the Administrative Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

      12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of either Borrower in respect of any Obligations of such Borrower hereunder, it shall distribute such payment to the Banks pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

      (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Facility Fees or other Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total amount of such Obligation then owed and due to such Bank bears to the total amount of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the Borrowers to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest; and provided, further, that a Bank's obligations pursuant to this Section 12.06(b) shall not be interpreted to apply to any portion of the Fee which is payable to such Bank pursuant to Section 4.01(b) hereof and is not payable to other Banks because of the Banks' differing Commitment levels.

      12.07 Calculations; Computations. All computations of interest and Facility Fees hereunder shall be made on the basis of a year of 360 days (365/366 days in the case of interest on Base Rate Loans) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Facility Fees are payable. Notwithstanding the foregoing, for each day that interest is calculated by reference to the Federal Funds Rate, such interest shall be computed on the basis of a year of 360 days.

      12.08 Governing Law; Submission to Jurisdiction; Venue. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding against the Borrowers with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower agrees that if at any time its principal place of business is not in the City and State of New York, it will irrevocably designate, appoint and empower an agent for purposes of this Section, in the City and State of New York, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent. Each Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Administrative Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

      (b) Each Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

      12.09 Payment Denominations. All payments of principal and interest on any Loan and other amounts to be paid by any Borrower under this Agreement shall be made in Dollars. The obligation of the Borrowers to make payment in Dollars of the principal of and interest on the Notes and any other amounts due hereunder or under any other Credit Document to the Payment Office of the Administrative Agent as provided in Section 5.03 shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Payment Office on behalf of the Banks or holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and all other amounts due hereunder or under any other Credit Document. The obligation of the Borrowers to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due under any other Credit Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Credit Document.

      12.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

      12.11 [Intentionally Omitted]

      12.12 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      12.13 Amendment or Waiver. None of this Agreement or any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks; provided, however, that: no such change, waiver, discharge or termination shall, without the consent of each Bank, (i) extend the Commitment Termination Date (except as provided in Section 4.03) or the final maturity of any Loan or Note or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Bank (except as provided in Section 4.04) over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Bank) , (ii) release the Guarantor from its obligations under the Guaranty, (iii) amend, modify or waive any provision of this Section 12.13 or Section 11.06, 12.01, 12.02, 12.04,
12.06 or 12.07, (iv) reduce the percentage specified in the definition of Required Banks, or (v) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement.

      12.14 Survival. All indemnities set forth herein, including, without limitation, in Sections 2.10, 2.11, 5.04, 11.06 and 12.01, shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

      12.15 Domicile of Loans. Subject to Section 5.04(b), but notwithstanding
Section 12.04 (b), each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank; provided, that each Bank will use its best efforts not to effect a transfer of its Loans to an Applicable Lending Office which would give rise to the operation of Section 2.10(a) (ii) or (iii) or 2.10(c) unless in its sole discretion such Bank finds that such nontransfer would be disadvantageous to it.

      12.16 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 2.10, 2.11 or 5.04 of this Agreement, (a) a Bank shall not be entitled to payment of any amount under any such Section from a Borrower unless such Bank is seeking payment from other borrowers similarly situated in respect of the relevant increased costs, Taxes, losses, expenses or liabilities, reduction in amounts received or receivable or reduction in return on capital, and (b) unless a Bank gives notice to the Borrowers that they are obligated to pay an amount under any such Section within six months after the later of (x) the date such Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrowers pursuant to said Section 2.10, 2.11 or 5.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs six months prior to such Bank's notice to the Borrowers that it is obligated to pay the respective amounts pursuant to said Section 2.10, 2.11 or 5.04, as the case may be. This Section
12.16 shall have no applicability to any Section of this Agreement other than said Sections 2.10, 2.11 and 5.04.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
--------

437 Madison Avenue                   OMNICOM FINANCE INC.
New York, New York 10022

                                     By: /s/ Dennis E. Hewitt
                                         -----------------------
                                         Name:  Dennis E. Hewitt
                                         Title: Treasurer

                                     OMNICOM FINANCE LIMITED

                                     By: /s/ Dennis E. Hewitt
                                         -----------------------
                                         Name:  Dennis E. Hewitt
                                         Title: Director

                                     By: /s/  Barry J. Wagner
                                         -----------------------
                                         Name:   Barry J. Wagner
                                         Title:  Director

                                     CITIBANK, N.A.,
                                      as Administrative Agent

                                     By: /s/ Carolyn A. Kee
                                         ---------------------
                                         Name:  Carolyn A. Kee
                                         Title  Vice President

                                     THE BANK OF NOVA SCOTIA,
                                      as Documentation Agent

                                     By: /s/ J.R. Trimble
                                         -------------------
                                         Name:  J.R. Trimble
                                         Title: Senior Relationship Manager

                                     ISTITUTO BANCARIO SAN PAOLO DI TORINO
                                     ISTITUTO MOBILIARE ITALIANO SPA,
                                     as Syndication Agent

                                     By: /s/ Robert Wurster       Carlo Persico
                                         --------------------------------------
                                         Name:  Robert Wurster    Carlo Persico
                                         Title: 1st V.P.          D.G.M.

                                     BANK OF NEW YORK

                                     By: /s/ Georgia Pan-Kita
                                         -----------------------
                                         Name:  Georgia Pan-Kita
                                         Title: VP

                                     CITIBANK N.A.

                                     By: /s/ Carolyn A. Kee
                                         ---------------------
                                         Name:  Carolyn A. Kee
                                         Title: Vice President

                                     DRESDNER BANK AG, New York &
                                       Grand Cayman Branches

                                     By: /s/ Laura G. Fazio
                                         ---------------------
                                         Name:  Laura G. Fazio
                                         Title: First Vice President

                                     By: /s/ Helen Ng, P.E.
                                         --------------------
                                         Name:  Helen Ng, P.E.
                                         Title: Assistant Vice President

                                     FLEET BANK, N.A.

                                     By: /s/ Thomas J. Levy
                                         ----------------------
                                         Name:   Thomas J. Levy
                                         Title:  Vice President

                                     HSBC BANK USA

                                     By: /s/ D.M. Zieske
                                         ------------------
                                         Name:  D.M. Zieske
                                         Title: Assistant Vice President

                                     ISTITUTO BANCARIO SAN PAOLO DI TORINO
                                     ISTITUTO MOBILIARE ITALIANO S.p.A.

                                     By: /s/ Robert Wurster        Carlo Persico
                                         ---------------------------------------
                                         Name:   Robert Wurster    Carlo Persico
                                         Title:  1st V.P.          D.G.M.

                                     MELLON BANK

                                     By: /s/ Maria N. Sisto
                                         ---------------------
                                         Name:  Maria N. Sisto
                                         Title: A.V.P.

                                     PNC BANK N.A.

                                     By: /s/ Tom Colwell
                                         ------------------
                                         Name:  Tom Colwell
                                         Title: Vice President

                                     SCOTIABANC INC.

                                     By: /s/ W.J. Brown
                                         -----------------
                                         Name:  W.J. Brown
                                         Title: Managing Director

                                     SVENSKA HANDELSBANKEN

                                     By: /s/ Paul Breakspear
                                         ----------------------
                                         Name:  Paul Breakspear
                                         Title: Account Manager

                                     By: /s/ Shane Thorne
                                         -------------------
                                         Name:  Shane Thorne
                                         Title  Deputy Head

                                     THE BANK OF NOVA SCOTIA

                                     By: /s/ J.R. Trimble
                                         -------------------
                                         Name:  J.R. Trimble
                                         Title  Senior Relationship Manager

                                     THE CHASE MANHATTAN BANK

                                     By: /s/ Bruce E. Langenkamp
                                         --------------------------
                                         Name:  Bruce E. Langenkamp
                                         Title: Vice President

                                     THE FIRST NATIONAL BANK OF CHICAGO

                                     By: /s/ Stephen E. McDonald
                                         --------------------------
                                         Name:  Stephen E. McDonald
                                         Title: First Vice President

                                     THE SUMITOMO BANK, LTD.

                                     By: /s/ C. Michael Garrido
                                         -------------------------
                                         Name:  C. Michael Garrido
                                         Title  Senior Vice President

                                     U.S. BANK NATIONAL ASSOCIATION

                                     By: /s/ Robert W. Miller
                                         -----------------------
                                         Name:  Robert W. Miller
                                         Title: Senior Vice President

                                     WACHOVIA BANK, N.A.

                                     By: /s/ William C. Christie
                                         --------------------------
                                         Name:  William C. Christie
                                         Title: Senior Vice President

                                   SCHEDULE I
                                   ----------

                             SCHEDULE OF COMMITMENTS
                             -----------------------

Name of Bank                                                      Commitment
------------                                                      ----------

Bank of New York                                                  $20,000,000

Citibank, N.A.                                                   $100,000,000

Dresdner Bank AG                                                  $60,000,000

Fleet Bank, N.A.                                                  $50,000,000

HSBC Bank USA                                                     $65,000,000

Istituto Bancario San Paolo Di Torino                             $70,000,000
Istituto Mobiliare Italiano S.p.A.

Mellon Bank                                                       $30,000,000

PNC Bank N.A.                                                     $30,000,000

Svenska Handelsbanken                                             $30,000,000

The Bank of Nova Scotia/Scotiabanc Inc.                           $75,000,000

The Chase Manhattan Bank                                          $60,000,000

The First National Bank of Chicago                                $30,000,000

The Sumitomo Bank, Ltd.                                           $50,000,000

U.S. Bank National Association                                    $20,000,000

Wachovia Bank, N.A.                                               $60,000,000
                                                                  -----------

                                            Total             $750,000,000.00
                                                              ===============

                                   SCHEDULE II
                                   -----------

                       BANK ADDRESSES AND LENDING OFFICES
                       ----------------------------------

                                           Base Rate                           Eurocurrency
Name of Bank                               Lending Office                      Lending Office
------------                               --------------                      --------------

The Bank of New York                       Same as Name of Bank                Same as Name of Bank
1 Wall Street
New York Corp. Div. - 22nd Floor
New York, New York  10286
Attention:  Georgia Pan-Kita

Citibank, N.A. (Notices)                   Citibank N.A. (Credit Matters)      Same as Base Rate Lending Office
Two Penns Way, Suite 200                   399 Park Avenue
New Castle, Delaware  19720                8th Floor/Zone 5
Attention:  Carlos Lopez                   New York, New York  10043
                                           Attention: Eric Huttner

Dresdner Bank AG                           Same as Name of Bank                Same as Name of Bank
75 Wall Street - 30th Floor
New York, New York  10005-2889
Attention:  Laura Fazio

Fleet Bank, N.A.                           Same as Name of Bank                Same as Name of Bank
1185 Avenue of the Americas, 2nd Floor
New York, New York  10036
Attention:  Thomas Levy

HSBC Bank USA                              Same as Name of Bank                Same as Name of Bank
140 Broadway - 4th Floor
New York, New York  10005-1196
Attention:  Diane Zieske

Istituto Bancario San Paolo Di Torino      Same as Name of Bank                Same as Name of Bank
Istituto Mobiliare Italiano S.p.A.
245 Park Avenue - 35th Floor
New York, New York  10167
Attention:  Robert Wurster

Mellon Bank                                Same as Name of Bank                Same as Name of Bank
1735 Market Street - 7th Floor
Philadelphia, Pennsylvania  19103
Attention:  Maria Sisto


                                           Base Rate                           Eurocurrency
Name of Bank                               Lending Office                      Lending Office
------------                               --------------                      --------------

PNC Bank N.A.                              PNC Bank N.A.                       PNC Bank N.A.
345 Park Avenue - 29th Floor               620 Liberty Avenue                  249 5th Avenue
New York, New York  10154                  Pittsburgh, Pennsylvania  15222     Pittsburgh, Pennsylvania  15222
Attention:  Donald Davis                   Attention:  Hillary Guttman         Attention:  Tammy Witucki

Svenska Handelsbanken                      Same as Name of Bank                Same as Name of Bank
Trinity Tower
9 Thomas Moore Street
London E19WY, United Kingdom
Attention: Paul Breakspear

The Bank of Nova Scotia                    Same as Name of Bank                Same as Name of Bank
One Liberty Plaza - 26th Floor
New York, New York  10006
Attention:  Kevin McCarthy

The Chase Manhattan Bank                   Same as Name of Bank                Same as Name of Bank
270 Park Avenue
New York, New York  10017
Attention:  Bruce Langenkamp

The First National Bank of Chicago         Same as Name of Bank                Same as Name of Bank
153 West 51st Street
New York, New York  10019
Attention:  Marguerite Burtzlaff

The Sumitomo Bank, Ltd.                    Same as Name of Bank                Same as Name of Bank
277 Park Avenue - 6th Floor
New York, New York  10172
Attention:  Leo Pagarigan

U.S. Bank National Association             Same as Name of Bank                Same as Name of Bank
601 Second Avenue South - 5th Floor
MPFP0510
Minneapolis, Minnesota  55402-4302
Attention:  Robert Miller

Wachovia Bank, N.A.                        Same as Name of Bank                Same as Name of Bank
191 Peachtree Street, N.E.
Atlanta, Georgia  30303
Attention:  William Christie

                                  SCHEDULE III
                                  ------------

               SUBSIDIARIES OF THE BORROWERS AS OF MARCH 29, 1999
               --------------------------------------------------

                                      None.